Exhibit 12.01


Haynes Holdings, Inc.
Ratio of Earnings Before Fixed Charges to Fixed Charges
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

                                                                                           1991          1992          1993
                                                                                           ----          ----          ----
Line 1    Income (loss) before income taxes and cumulative effect of change in
             accounting principle                                                       $ 1,379      ($28,091)     ($11,717)
Line 2    Interest on indebtedness                                                       22,120        19,211        16,792
Line 3    Amortization of debt issuance costs                                             1,401         1,333         2,120
                                                                                        -------      --------     ---------
Line 4    Total earnings before fixed charges (Line 1 plus Line 2 plus Line 3)        $24,900      ($ 7,547)      $ 7,195
          ----------------------------------------------------------------------
Line 5    Interest on indebtedness                                                      $22,120       $19,211       $16,792
Line 6    Amortization of debt issuance costs                                             1,401         1,333         2,120
                                                                                        -------       -------      --------
Line 7    Total fixed charges (Line 5 plus Line 6)                                      $23,521       $20,544       $18,912

          Ratio of  earnings before fixed charges to fixed charges (Line 4
             divided by Line 7)                                                            1.06          N/A*           N/A*





                                                                                                                      9 months
                                                                                            1994           1995         1995
                                                                                            ----           ----         ----
Line 1    Income (loss) before income taxes and cumulative effect of change in
             accounting principle                                                           ($60,446)    ($ 5,458)   ($ 4,738)
Line 2    Interest on indebtedness                                                            18,236       18,789      14,090
Line 3    Amortization of debt issuance costs                                                  1,680        1,444       1,086
                                                                                           ---------     --------    --------
Line 4    Total earnings before fixed charges (Line 1 plus Line 2 plus Line 3)              ($40,530)     $14,775     $10,438
          ----------------------------------------------------------------------
Line 5    Interest on indebtedness                                                           $18,236      $18,789     $14,090
Line 6    Amortization of debt issuance costs                                                  1,680        1,444       1,086
                                                                                            --------      -------     -------
Line 7    Total fixed charges (Line 5 plus Line 6)                                           $19,916      $20,233     $15,176

          Ratio of  earnings before fixed charges to fixed charges (Line 4
             divided by Line 7)                                                                  N/A*         N/A*        N/A*




                                                                                                  Proforma    Proforma    Proforma
                                                                                      9 months       Year      9 months    9 months
                                                                                        1996        1995         1995        1996
                                                                                        ----        ----         ----        ----
Line 1    Income (loss) before income taxes and cumulative effect of change in
             accounting principle                                                       $ 2,629      $(2,975)    $(2,856)    $ 4,543
Line 2    Interest on indebtedness                                                       14,360       16,998      12,730      12,917
Line 3    Amortization of debt issuance costs                                             1,035          752         564         564
                                                                                        -------      -------     -------     -------
Line 4    Total earnings before fixed charges (Line 1 plus Line 2 plus Line 3)          $18,024      $14,775     $10,438     $18,024
          ----------------------------------------------------------------------
Line 5    Interest on indebtedness                                                      $14,360      $16,998     $12,730     $12,917
Line 6    Amortization of debt issuance costs                                             1,035          752         564         564
                                                                                        -------      -------     -------     -------
Line 7    Total fixed charges (Line 5 plus Line 6)                                      $15,395      $17,750     $13,294     $13,481

          Ratio of  earnings before fixed charges to fixed charges (Line 4
             divided by Line 7)                                                            1.17         N/A*        N/A*        1.34

* Earnings before fixed charges were insufficient to cover fixed charges.
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